                      AMENDMENT TO LINE OF CREDIT AGREEMENT

          This Fourth Amendment to Line of Credit Agreement (the "Amendment") is made and entered into this 30th day of December, 1994, by and between SANWA BANK CALIFORNIA (the "Bank") and INTERNATIONAL RECTIFIER CORPORATION (the "Borrower") with respect to the following:

          This Amendment shall be deemed to be a part of and subject to that certain Line of Credit Agreement dated as of June 30, 1993, as it may be amended from time to time, and any and all addenda and riders thereto (collectively the "Agreement"). Unless otherwise defined herein, all terms used in this Amendment shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

          WHEREAS, the Borrower and the Bank mutually desire to extend and/or modify the Agreement.

          NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

               1. MODIFICATION OF LOANS. Section 7.10 of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                         "7.10 LOANS: Not make any loans or advances or extend credit to any third person, including, but not limited to, directors, officers, shareholders, employees, affiliated entities and subsidiaries of the Borrower, except for credit extended in the ordinary course of the Borrower's business as presently conducted, provided however, that Borrower may make loans or advances or extend credit to employees of Borrower in an aggregate amount not to exceed $750,000.00 in any one fiscal year and provided further, that Borrower may make loans or advances or extend credit to affiliated entities and subsidiaries of Borrower in an aggregate amount not to exceed $15,000,000.00 in the aggregate".


               2. CONFIRMATION OF OTHER TERMS AND CONDITIONS OF THE AGREEMENT. Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.

          IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.

BANK:                               BORROWER:

SANWA BANK CALIFORNIA               INTERNATIONAL RECTIFIER CORPORATION

By:/s/ Janice Upton                 By: /s/ Michael P. McGee
   ---------------------------         ---------------------------------------
   Janice Upton                        Michael P. McGee
   Vice President                      Vice President, Chief Financial Officer
------------------------------      ------------------------------------------
           (Name/Title)                              (Name/Title)


                                     By:
                                         -------------------------------------


                                     -----------------------------------------
                                                     (Name/Title)

                    AMENDMENT TO LINE OF CREDIT AGREEMENT

     This Fifth Amendment to Line of Credit Agreement (the "Amendment") is made and entered into this 28th day of February, 1995, by and between SANWA BANK CALIFORNIA (the "Bank") and INTERNATIONAL RECTIFIER CORPORATION (the "Borrower") with respect to the following:

     This Amendment shall be deemed to be a part of and subject to that certain Line of Credit Agreement dated as of June 30, 1993, as it may be amended from time to time, and any and all addenda and riders thereto (collectively the "Agreement"). Unless otherwise defined herein, all terms used in this Amendment shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

     WHEREAS, the Borrower and the Bank mutually desire to extend and/or modify the Agreement.

     NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

           1. MODIFICATION OF LINE OF CREDIT. The Line of Credit provided for in Section 2.01 of the Agreement is reduced to $5,000,000.00.

           2. CHANGE IN INTEREST RATE. Section 2.04 (b) and (c) of the Agreement are deleted in their entirety and the following is substituted in lieu thereof:

               "(b) EUROCURRENCY ADVANCES: For Advances denominated in Dollars or in Alternate Currency, a fixed rate quoted by the Bank for one, three, six, nine or twelve months or for such other period of time that the Bank may quote and offer (provided that any such period of time does not extend beyond the Expiration Date) [the "Eurocurrency Interest Period"] for Advances in the minimum amount of $500,000 and in $100,000 increments thereafter. Such interest rate shall be a percentage, rounded upward to the nearest one-hundredth of one percent, equivalent to 1% in excess of the Bank's Eurocurrency Rate for Dollars or such Alternate Currency which is that rate determined by the Bank's Treasury Desk as being the approximate rate at which the Bank could purchase Dollars or Alternate Currency deposits in an amount approximately equal to the amount of the relevant Advance and for a period of time approximately equal to the relevant Eurocurrency Interest Period (adjusted for any and all assessments, surcharges and reserve requirements pertaining to the purchase by the Bank of such Alternate Currency deposits [the "Eurocurrency Rate"].
               An Advance which bears interest at the Eurocurrency Rate is hereinafter referred to as the "Eurocurrency Advance".

               (c) COST OF FUNDS ADVANCES. For Advances denominated in Dollars, the Bank hereby agrees to make advances to the Borrower, at Borrower's election, at a fixed rate for such period of time that the Bank may quote and offer, provided that any such period of time shall be for at least 30 days and provided further that any such period of time does not extend beyond the Expiration Date (the "Cost of Funds Interest Period") for Advances in the minimum amount $500,000 and in $100,000 increments thereafter. Such interest rate shall be a percentage, rounded upward to the nearest one-hundredth of one percent, equivalent to 1% per annum in excess of the rate which the Bank determines in its sole and absolute discretion to be equal to the Bank's cost of acquiring funds (adjusted for any and all assessments, surcharges and reserve requirements pertaining to the borrowing or purchase by the Bank of such funds) in an amount approximately equal to the amount of the relevant Advance and for a period of time approximately equal to the relevant Cost of Funds Interest Period (the "Cost of Funds Rate"). Advances based upon the Fixed Rate are hereinafter referred to as "Cost of Funds Advances".

           3. MODIFICATION OF ACQUISITIONS. Section 7.01 of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

               "7.01 PRESERVATION OF EXISTENCE; COMPLIANCE WITH APPLICABLE LAWS:
               Maintain and preserve its existence and all rights and privileges now enjoyed; not liquidate or dissolve, merge or consolidate with or into, any other business organization, provided however, that Borrower may acquire any other businesses for up to $100,000,000 in the aggregate; and conduct its business and operations in accordance with all applicable laws, rules and regulations".

           4. MODIFICATION OF REPORTING REQUIREMENTS. Section 7.06 (a) of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

               "(a) Not later than 120 days after the end of each of the Borrower's fiscal years, a copy of the annual audited financial report and Securities Exchange Commission Form 10-K of the Borrower for such year, all certified to as having been prepared in accordance with generally accepted accounting principles consistently applied by a firm of certified public accountants acceptable to Bank, together with the consolidating balance sheets and income statements for the Borrower and its subsidiaries for such year".

           5. CHANGE IN INDEBTEDNESS. Section 7.09 of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

               "7.09 ADDITIONAL DOMESTIC INDEBTEDNESS: Not, after the date hereof, create, incur or assume, directly or indirectly, any additional Indebtedness nor make any fixed capital expenditure or any commitment therefor, for uses which would be, in accordance with generally accepted accounting principles, reported as Domestic capital leases ("Capital Expenditures") other than (i) Indebtedness or Capital Expenditures owed or to be owed to the Bank or (ii) Indebtedness or Capital Expenditures to trade creditors incurred in the ordinary course of the Borrower's business or (iii) any Indebtedness for Capital Expenditures in the aggregate greater than $75,000,000.00 in any one fiscal year or (iv) Indebtedness owed to other financial institutions under revolving lines of credit or (v) Indebtedness of up to $75,000,000 in connection with any acquisitions".

           6. CHANGE IN LOANS. Section 7.10 of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

               "7.10 LOANS: Not make any loans or advances or extend credit to any third person, including, but not limited to, directors, officers, shareholders, employees, affiliated entities and subsidiaries of the Borrower, except for credit extended in the ordinary course of the Borrower's business as presently conducted, provided however, that Borrower may make loans or advances or extend credit to employees of Borrower in an aggregate amount not to exceed $1,000,000.00 in any one fiscal year and provided further, that Borrower may make loans or advances or extend credit to affiliated entities and subsidiaries of Borrower in an aggregate amount not to exceed $15,000,000.00 in the aggregate".

           7. CHANGE IN LIENS. Section 7.11 of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

               "7.11 LIENS AND ENCUMBRANCES: Not create, assume or permit to exist any security interest, encumbrance, mortgage, deed of trust, or other lien (including, but not limited to, a lien of attachment, judgment or execution) affecting any of the Borrower's Domestic properties, or execute or allow to be filed any financing statement or continuation thereof affecting any of such properties, except for (i) Permitted Domestic Liens or as otherwise provided in this Agreement, (ii) purchase money security interests or capital leases of up to $75,000,000 for equipment including mortgage financing for the Borrower's Temecula, California property in any one fiscal year".

           8. MODIFICATION OF FINANCIAL CONDITION. Section 7.14 of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                    "7.14 FINANCIAL CONDITION: Maintain at all times:

                          (a) A minimum consolidated Effective Tangible Net
                    Worth of at least $175,000,000.00 plus, in each case, 50% of annual net income, the proceeds of any equity issuance, conversion of debt into equity and any grant of rights to subscribe for shares of the Borrower, commencing with the fiscal year-end June 30, 1994.

                          (b) A ratio of consolidated Debt to consolidated
                    Effective Tangible Net Worth of not more than 0.90 to 1.

                          (c) A ratio of consolidated current assets to
                    consolidated current liabilities of not less than 1.75 to 1. For the purposes hereof, outstanding Advances under the Line of Credit and under any other revolving lines of credit (whether with Bank or a third party) shall be included in consolidated current liabilities.

                           (d) A ratio of the sum of net income, plus
                    depreciation expense, plus amortization expense, plus net interest expense, each for the immediately preceding 4 fiscal quarters to the sum of the current portion of long-term Debt then due for the fourth preceding fiscal quarter, plus net interest expense for the immediately preceding 4 fiscal quarters of not less than 1.5 to 1.

               9. CONFIRMATION OF OTHER TERMS AND CONDITIONS OF THE AGREEMENT. Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.

          IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.

BANK:                                        BORROWER:

SANWA BANK CALIFORNIA                        INTERNATIONAL RECTIFIER CORPORATION

By: /s/ Janice Upton                         By: /s/ Michael P. McGee
   -------------------------------------        --------------------------------
    Janice Upton, Vice President                  Vice President & CFO
----------------------------------------     -----------------------------------
               (Name/Title)                             (Name/Title)


                                             By:
                                                --------------------------------

                                             -----------------------------------
                                                         (Name/Title)

                               TERM LOAN AGREEMENT


          This Term Loan Agreement (the "Agreement") is made and entered into as of this 28th day of February, 1995, by and between SANWA BANK CALIFORNIA (the "Bank") and INTERNATIONAL RECTIFIER CORPORATION (the "Borrower"), on the terms and conditions that follow:

                                    SECTION I

                                   DEFINITIONS

          1.01 CERTAIN DEFINED TERMS: Unless elsewhere defined in this Agreement, the following terms shall have the following meanings (such meanings to be generally applicable to the singular and plural forms of the terms defined):

               (a) "BUSINESS DAY": shall mean a day other than a Saturday or Sunday on which commercial banks are open for business in California, USA.

               (b) "CONSOLIDATED OPERATING LOSS": shall mean a loss from operations before other income and expenses, income taxes and extraordinary items as set forth on the Borrower's consolidated statement of income.

               (c) "DEBT": shall mean all liabilities of the Borrower as set forth on its balance sheet less Subordinated Debt.

               (d) "DOMESTIC": shall mean the consolidated United States and Mexican maquiladora operations of the Borrower.

               (e) "EFFECTIVE TANGIBLE NET WORTH": shall mean the Borrower's stated net worth plus Subordinated Debt but less all intangible assets of the Borrower (i.e., goodwill, trademarks, patents, copyrights, organization expense, loans and advances to employees, and similar intangible items), but excluding any cumulative translation adjustments to equity for the value of foreign assets based upon changes in foreign exchange rates and excluding redemption of employee stock options.

               (f) "ERISA": shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

               (g)  "EVENT OF DEFAULT": shall have the meaning set forth in
Section 6.

               (h)  "INDEBTEDNESS": shall mean, with respect to the Borrower,
(i) all indebtedness for borrowed money and (ii) for the deferred purchase price of property or services due more than 45 days from the date of payment specified on the invoice for such obligation in respect of which the Borrower is primarily liable as obligor and (iii) obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, reported as capital leases in respect of which the Borrower is primarily liable.

               (i) "OBLIGATIONS": shall mean all amounts owing by the Borrower to the Bank pursuant to this Agreement.

               (j) "PERMITTED DOMESTIC LIENS": shall mean: (i) liens and security interests securing indebtedness owed by the Borrower to the Bank;
(ii) liens for taxes, assessments or similar charges either not more than 45 days past due or being contested in good faith; (iii) liens of materialmen, mechanics, warehousemen, or carriers or other like liens arising in the ordinary course of business and securing obligations which are not more than 45 days past due or being contested in good faith; (iv) purchase money liens or purchase money security interests upon or in any property acquired or held by the Borrower in the ordinary course of business to secure Indebtedness outstanding on the date hereof or permitted to be incurred under Section 5.09 hereof; (v) liens and security interests which, as of the date hereof, have been disclosed to and approved by the Bank in writing; (vi) liens in connection with workers' compensation, unemployment insurance and such other types of insurance; (vii) liens to secure performance bonds and bid bonds and other similar obligations; (viii) liens resulting from zoning restrictions, easements and such other similar restrictions on the use of real property; and (ix) liens arising from judgments and attachments that would not constitute an Event of Default hereunder.

                (k) "SUBORDINATED DEBT": shall mean such liabilities of the Borrower which have been subordinated to those owed to the Bank in a manner acceptable to the Bank.

          1.02 ACCOUNTING TERMS: All references to financial statements, assets, liabilities, and similar accounting items not specifically defined herein shall mean such financial statements or such items prepared or determined in accordance with generally accepted accounting principles consistently applied and, except where otherwise specified, all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

          1.03 OTHER TERMS: Other terms not otherwise defined shall have the meanings attributed to such terms in the California Uniform Commercial Code.


                                    SECTION 2

                                  THE TERM LOAN

          2.01 TERM LOAN. The Bank agrees to lend to the Borrower in up to 5 drawings in the minimum amount of $1,000,000 upon the Borrower's request made prior to December 31, 1995, (the "Drawdown Period") up to the maximum amount of $25,000,000 (the "Term Loan").

               A. PURPOSE. Proceeds from the Term Loan shall be used to finance acquisition of assets.

               B. TERM LOAN ACCOUNT. The Bank shall maintain on its books a record of account in which the Bank shall make entries setting forth all payments made, the application of such payments to interest and principal, accrued and unpaid interest (if any) and the outstanding principal balance under the Term Loan (the "Term Loan Account"). The Bank shall provide the Borrower with a monthly statement of the Borrower's Term Loan Account, which statement shall be considered to be correct and conclusively binding on the Borrower unless the Borrower notifies the Bank to the contrary within 30 days after the Borrower's receipt of any such statement which it deems to be incorrect.

               C. INTEREST. Interest shall accrue on the outstanding principal balance or any portion of the outstanding principal balance of the Term Loan at one of the following rates as elected by Borrower:

                         (a)  VARIABLE RATE BALANCES.  The outstanding principal
balance of the Term Loan ("Term Balance") shall bear interest at a rate equal to Bank's Reference Rate per annum, as it may change from time to time ("Variable Rate"). The rate of interest shall be adjusted concurrently with any change in Bank's Reference Rate. The Term Balance bearing interest at the Variable Rate is hereinafter referred to as "Variable Rate Balances".

                         (b)  FIXED RATE BALANCES.  A fixed rate for such period
of time that the Bank may quote and offer in its sole discretion from time to time (the "Fixed Rate"), provided that any such period of time shall be for at least 7 days and provided further that any such period of time does not extend beyond the maturity date of the Term Loan (the "Fixed Rate Interest Period") The Bank shall provide the Borrower with a statement of the Borrower's Fixed Rate, which statement shall be considered to be correct and conclusively binding on the Borrower unless the Borrower notifies the Bank to the contrary within 30 days after the Borrower's receipt of any such statement which it deems to be incorrect. The Term Balance bearing interest at the Fixed Rate is hereinafter referred to as "Fixed Rate Balances".

                         (c)  EURODOLLAR BALANCES.  A fixed rate quoted by the
Bank for a minimum of 30 days or for such other period of time that the Bank may quote and offer [the "Eurodollar Interest Period"] for Term Balances in the minimum amount of $100,000.00. Such interest rate shall be a percentage equivalent to 1.00% per annum in excess of the Bank's Eurodollar Rate which is that rate determined by the Bank's Treasury Desk as being the approximate rate at which the Bank could purchase offshore U.S. dollar deposits in an amount approximately equal to the amount of the relevant Term Balance and for a period of time approximately equal to the relevant Eurodollar Interest Period (adjusted for any and all assessments, surcharges and reserve requirements pertaining to the purchase by the Bank of such U.S. dollar deposits) [the "Eurodollar Rate"]. Term Balances based upon the Eurodollar Rate is hereinafter referred to as the "Eurodollar Balances".

               Borrower hereby promises and agrees to pay interest on any Variable Rate Balances monthly in arrears on the first calendar day of each month.

               Interest on any Eurodollar Balance or any Fixed Rate Balance with a Eurodollar Interest Period or a Fixed Rate Interest Period (hereinafter referred to as an "Interest Period") of 93 or less days shall be paid on the last day of the relevant Eurodollar Interest Period or Fixed Rate Interest Period pertaining to such Eurodollar Balance or Fixed Rate Balance. Interest on any Eurodollar Balance or Fixed Rate Balance with an Eurodollar Interest Period or Fixed Rate Interest Period in excess of 93 days shall be paid quarterly (i.e., on the last day of each 3 month period occurring in such Interest Period) and on the last day of the relevant Eurodollar Interest Period or Fixed Rate Interest Period pertaining to such Eurodollar Balance or Fixed Rate Balance.

               Interest shall be calculated on a year of 360 days for actual days elapsed.

                         (d)  NOTICE OF ELECTION TO ADJUST INTEREST RATE.  Upon
telephonic notice which shall be received by the Bank at or before 2:00 p.m. (California time) on a business day, the Borrower may elect:

                                   (1)  The interest on a Variable Rate Balance
shall be adjusted to accrue at the Fixed Rate or the Eurodollar Rate; provided, however, that such notice shall be received by the Bank no later than two business days prior to the day (which shall be a business day) on which Borrower requests that interest be adjusted to accrue at the Fixed Rate or Eurodollar Rate.

                                   (2)  That interest on a Fixed Rate Balance or
Eurodollar Balance shall continue to accrue at a newly quoted Fixed Rate or Eurodollar Rate as the case may be or shall be adjusted to commence to accrue at the Variable Rate; provided, however that such notice shall be received by the Bank no later than two business days prior to the last day of the Interest Period or Eurodollar Interest Period pertaining to such Fixed Rate Balance or Eurodollar Balance. If the Bank shall not have received notice as prescribed herein of Borrower's election that interest on any Fixed Rate Balance or Eurodollar Balance shall continue to accrue at the Fixed Rate or Eurodollar Rate as the case may be, Borrower shall be deemed to have elected that interest thereon shall be adjusted to accrue at the Variable Rate upon the expiration of the Interest Period pertaining to such Term Balance.

                         (e)  PREPAYMENT.  Notwithstanding anything to the
contrary in the Agreement, no prepayment shall be made on any Fixed Rate Balance or Eurodollar Balance except on a day which is the last day of the relevant Interest Period or Eurodollar Interest Period pertaining thereto. If the whole or any part of any Fixed Rate Balance or Eurodollar Balance is prepaid by reason of acceleration or otherwise, the Borrower shall upon the Bank's request, promptly pay to and indemnify the Bank for all costs and any loss (including interest) actually incurred by the Bank and any loss (excluding loss of profit resulting from the re-employment of funds) sustained by the Bank as a consequence of such prepayment. Any prepayment shall first be applied to pay accrued interest, then be applied to reduce the principal balance payable on the date set forth in numbered paragraph 3 hereinbelow, and the remaining portion (if any) of such prepayment shall then be applied to pay the principal installment(s) of latest maturity under this Term Loan.

                         (f)  INDEMNIFICATION FOR FIXED RATE AND EURODOLLAR RATE
COSTS. During any period of time in which interest on any Term Balance is accruing on the basis of the Fixed Rate or Eurodollar Rate, the Borrower shall, upon the Bank's written request, which request shall explain in reasonable detail the reason for such costs or payments, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirements or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to funds used by the Bank in quoting and determining the Fixed Rate or Eurodollar Rate.

                         (g)  CONVERSION FROM FIXED RATE OR EURODOLLAR RATE TO
VARIABLE RATE. In the event that the Bank shall at any time determine that the accrual of interest on the basis of the Fixed Rate or Eurodollar Rate (i) is infeasible because the Bank is unable to determine the Fixed Rate or Eurodollar Rate due to the unavailability of U.S. dollar deposits, contracts or certificates of deposit in an amount approximately equal to the amount of the relevant Balance and for a period of time approximately equal to the relevant Interest Period; or (ii) is or has become unlawful or infeasible by reason of the Bank's compliance with any new law, rule, regulation, guideline or order, or any new interpretation of any present law, rule, regulation, guideline or order, then the Bank shall give telephonic notice thereof (confirmed in writing) to the Borrower, in which event any Fixed Rate Balance or Eurodollar Balance shall be deemed to be a Variable Rate Balance and interest shall thereupon immediately accrue at the Variable Rate.

                D. PRINCIPAL. The Borrower hereby promises and agrees to pay the outstanding principal of the Term Loan as of December 31, 1995, in 15 equal installments of 1/16th of the outstanding principal balance of the Term Loan as of December 31, 1995, commencing on March 31, 1998, and continuing on the last day of each calendar quarter thereafter up to and including September 30, 2001. On December 31, 2001, the Borrower hereby promises and agrees to pay to the Bank the entire unpaid principal balance, together with accrued and unpaid interest.

          Each payment received by the Bank shall be applied to pay interest then due and unpaid and the remainder thereof (if any) shall be applied to pay principal.

               E. ACCOUNT DEBIT. Upon prior notice to the Borrower from the Bank, the Borrower hereby authorizes the Bank, if and to the extent payment owed to the Bank under the Term Loan is not made when due, after giving effect to any grace period, to charge, from time to time, against any or all of the Borrower's deposit accounts with the Bank any amount so due.

               F. COMMITMENT FEE. Borrower agrees to pay to Bank a commitment fee during the Drawdown Period of .25% per annum on the undrawn portion of the Term Loan, payable quarterly in arrears and computed on a year of 360 days for actual days elapsed.

          2.02  LIMITATIONS.

               (a) Notwithstanding anything to the contrary herein, the Borrower shall not be required to make any payment to the Bank with respect to any indemnity required pursuant to Sections 2.01 C.(f) ("Affected Section") unless Bank shall have given notice to Borrower promptly upon the Rosemead Commercial Banking Center of Bank, or its equivalent successor, becoming aware of any circumstance requiring the Borrower to make any payment under an Affected Section;

               (b) The Borrower shall not be responsible for payment of any amounts payable under any Affected Section to the extent determined to be as a result of the Bank's gross negligence or willful misconduct.

               (c) The Bank shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to take any action if the taking of such action would avoid the need for, or reduce the amount of, any additional amounts payable under any Affected Section or not require the prepayment of a Fixed Rate Advance and would not, in the reasonable judgment of the Bank, be otherwise disadvantageous to the Bank.

                                    SECTION 3

                              CONDITIONS OF LENDING

          3.01 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE: The obligation of the Bank to make the first extension of credit to or on account of the Borrower hereunder is subject to the conditions precedent that the Bank shall have received before the date of such first extension of credit all of the following, in form and substance satisfactory to the Bank:

               (a) Evidence that the execution, delivery and performance by the Borrower of this Agreement and any document, instrument or agreement required hereunder have been duly authorized.

               (b) A flat fee of $62,500.00 which shall include all of Bank's out-of-pocket expenses.

               (c) Such other evidence as the Bank may reasonably request to establish the consummation of the transaction contemplated hereunder and compliance with the conditions of this Agreement.

                                    SECTION 4

                         REPRESENTATIONS AND WARRANTIES

          The Borrower hereby makes the following representations and warranties to the Bank, which representations and warranties are continuing:

          4.01 STATUS: The Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware and is properly licensed and is qualified to do business and in good standing in, and, where necessary to maintain the Borrower's rights and privileges, has complied in all material respects with the fictitious name statute, of every jurisdiction in which the Borrower is doing business.

          4.02 AUTHORITY: The execution, delivery and performance by the Borrower of this Agreement and any instrument, document or agreement required hereunder have been duly authorized and do not and will not: (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having application to the Borrower; (ii) result in a breach of or constitute a default under any material indenture or loan or credit agreement or other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (iii) require any consent or approval of its stockholders or violate any provision of its articles of incorporation or by-laws.

          4.03 LEGAL EFFECT: This Agreement constitutes, and any instrument, document or agreement required hereunder when delivered hereunder will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms except as the same may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or limiting creditor' rights generally and subject to the availability of equitable remedies.

          4.04 FINANCIAL STATEMENTS: All financial statements, financial information and other financial data which may have been or which may hereafter be submitted by the Borrower to the Bank are and have been or will be prepared in accordance with generally accepted accounting principles consistently applied and fairly present in all material respects, as of the date of such statements, information or data, the financial condition or, as applicable, the other information disclosed therein. Since the most recent submission of such financial information or data to the Bank, the Borrower represents and warrants that no material adverse change in the Borrower's financial condition or operations has occurred which has not been fully disclosed to the Bank in writing.

          4.05 LITIGATION: Except as have been disclosed to the Bank in writing, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Borrower's properties before any court or administrative agency which could reasonably be expected, if determined adversely to the Borrower, to have a material adverse effect on the Borrower's financial condition or operations.

          4.06 TITLE TO ASSETS: The Borrower has good and marketable title to all of its assets. The Domestic assets are not subject to any security interest, encumbrance, lien or claim of any third person except for Permitted Domestic Liens.

          4.07 ERISA: If the Borrower has a pension, profit sharing or retirement plan subject to ERISA, such plan has been and will continue to be funded in accordance with its terms and otherwise complies with and continues to comply with the requirements of ERISA, except as disclosed in writing to the Bank prior to the date of this Agreement.

          4.08 TAXES: The Borrower has filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than such taxes which are currently payable without penalty or interest or those which are being duly contested in good faith.

          4.09 REGULATION U: The proceeds of the Advances will not be used to purchase or carry margin stock.

          4.10 ENVIRONMENTAL COMPLIANCE: The Borrower has implemented and complied in all material respects with all applicable federal, state and local laws, ordinances, statutes and regulations with respect to hazardous or toxic wastes, substances or related materials, industrial hygiene or environmental conditions. Except as previously disclosed to the Bank in writing, there are no suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or its property claiming violations of and federal, state or local law, ordinance, statute or regulation relating to hazardous or toxic wastes, substances or related materials.

                                    SECTION 5

                                    COVENANTS

          The Borrower covenants and agrees that, during the term of this Agreement, and so long thereafter as the Borrower is indebted to the Bank under this Agreement, the Borrower will, unless the Bank shall otherwise consent in writing:

          5.01  PRESERVATION OF EXISTENCE; COMPLIANCE WITH APPLICABLE LAWS:
Maintain and preserve its existence and all rights and privileges now enjoyed; not liquidate or dissolve, merge or consolidate with or into, any other business organization, provided however, that Borrower may acquire any other businesses for up to $100,000,0000 in the aggregate; and conduct its business and operations in accordance with all applicable laws, rules and regulations.

          5.02 MAINTENANCE OF INSURANCE: Maintain insurance in such amounts and covering such risks as is usually and prudently carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates.

          5.03 MAINTENANCE OF PROPERTIES: The Borrower shall also maintain and preserve all its properties in good working order and condition in accordance with the general practice of other businesses of similar character and size, ordinary wear and tear excepted.

          5.04 PAYMENT OF OBLIGATIONS AND TAXES: Make timely payment of all assessments and taxes and all of its liabilities and obligations unless the same are being contested in good faith by appropriate proceedings with the appropriate court or regulatory agency, provided however that Borrower may make payment of trade payables in accordance with its customary business practices. For purposes hereof, the Borrower's issuance of a check, draft or similar instrument without delivery to the intended payee shall not constitute payment.

          5.05 INSPECTION RIGHTS: At any reasonable time and from time to time, permit the Bank or any representative thereof to examine and make copies of the records and visit the properties of the Borrower and discuss the business and operations of the Borrower with any designated representative thereof. If the Borrower shall maintain any records (including, but not limited to, computer generated records or computer programs for the generation of such records) in the possession of a third party, the Borrower hereby agrees to notify such third party to permit the Bank free access to such records at all reasonable times and to provide the Bank with copies of any records which it may reasonably request, all at the Borrower's expense, the amount of which shall be payable within 30 days following demand.

          5.06 REPORTING AND CERTIFICATION REQUIREMENTS: Deliver or cause to be delivered to the Bank in form and detail satisfactory to the Bank:

               (a) Not later than 120 days after the end of each of the Borrower's fiscal years, a copy of the annual audited financial report and Securities Exchange Commission Form 10-K of the Borrower for such year, all certified to as having been prepared in accordance with generally accepted accounting principles consistently applied by a firm of certified public accountants acceptable to Bank, together with the consolidating balance sheets and income statements for the Borrower and its subsidiaries for such year.

               (b) Not later than 60 days after the end of each fiscal quarter, the Borrower's Securities Exchange Commission Form 10-Q, together with the consolidating balance sheets and income statements for the Borrower and its subsidiaries, each as of the end of such period.

               (c) Promptly upon the Bank's request, such other information pertaining to the Borrower as the Bank may reasonably request.

          5.07 PAYMENT OF DIVIDENDS: Not declare or pay any dividends on any class of stock now or hereafter outstanding except dividends payable solely in the Borrower's capital stock.

          5.08 REDEMPTION OR REPURCHASE OF STOCK: Not redeem or repurchase any class of the Borrower's stock now or hereafter outstanding, provided however, Borrower may redeem or repurchase any class of the Borrower's stock in an amount not to exceed $l,000,000.00 in any one fiscal year .

           5.09 ADDITIONAL DOMESTIC INDEBTEDNESS: Not, after the date hereof, create, incur or assume, directly or indirectly, any additional Indebtedness nor make any fixed capital expenditure or any commitment therefor, for uses which would be, in accordance with generally accepted accounting principles, reported as Domestic capital leases ("Capital Expenditures") other than (i) Indebtedness or Capital Expenditures owed or to be owed to the Bank or (ii) Indebtedness or Capital Expenditures to trade creditors incurred in the ordinary course of the Borrower's business or (iii) any Indebtedness for Capital Expenditures in the aggregate greater than $75,000,000.00 in any one fiscal year or (iv) Indebtedness owed to other financial institutions under revolving lines of credit or (v) Indebtedness of up to $75,000,000 in connection with any acquisitions.


            5.10 LOANS: Not make any loans or advances or extend credit to any third person, including, but not limited to, directors, officers, shareholders, employees, affiliated entities and subsidiaries of the Borrower, except for credit extended in the ordinary course of the Borrower's business as presently conducted, provided however, that Borrower may make loans or advances or extend credit to employees of Borrower in an aggregate amount not to exceed $1,000,000.00 in any one fiscal year and provided further, that Borrower may make loans or advances or extend credit to affiliated entities and subsidiaries of Borrower in an aggregate amount not to exceed $15,000,000.00 in the aggregate.

          5.11 LIENS AND ENCUMBRANCES: Not create, assume or permit to exist any security interest, encumbrance, mortgage, deed of trust, or other lien (including, but not limited to, a lien of attachment, judgment or execution) affecting any of the Borrower's Domestic properties, or execute or allow to be filed any financing statement or continuation thereof affecting any of such properties, except for (i) Permitted Domestic Liens or as otherwise provided in this Agreement, (ii) purchase money security interests or capital leases of up to $75,000,000 for equipment including mortgage financing for the Borrower's Temecula, California property in any one fiscal year.

          5.12 TRANSFER ASSETS: Not, after the date hereof, sell, contract for sale, convey, transfer, assign, lease or sublet, any of its assets except in the ordinary course of business as presently conducted by the Borrower, which ordinary course of business includes, but is not limited to, sale-leasebacks of equipment and, then, only at then prevailing market rates for such assets.

          5.13 CHANGE IN NATURE OF BUSINESS: Not make any material change in the fundamental nature of its business as existing or conducted as of the date hereof.

          5.14  FINANCIAL CONDITION: Maintain at all times:

               (a) A minimum consolidated Effective Tangible Net Worth of at least $175,000,000.00 plus, in each case, 50% of annual net income, the proceeds of any equity issuance, conversion of debt into equity and any grant of rights to subscribe for shares of the Borrower, commencing with the fiscal year-end June 30, 1994.

               (b) A ratio of consolidated Debt to consolidated Effective Tangible Net Worth of not more than 0.90 to 1.

               (c) A ratio of consolidated current assets to consolidated current liabilities of not less than 1.75 to 1. For the purposes hereof, outstanding Advances under the Line of Credit and under any other revolving lines of credit (whether with Bank or a third party) shall be included in consolidated current liabilities.

               (d) A ratio of the sum of net income, plus depreciation expense, plus amortization expense, plus net interest expense, each for the immediately preceding 4 fiscal quarters to the sum of the current portion of long-term Debt then due for the fourth preceding fiscal quarter, plus net interest expense for the immediately preceding 4 fiscal quarters of not less than 1.5 to 1.

          5.15 COMPENSATION OF EMPLOYEES: Compensate its employees for services rendered at an hourly rate at least equal to the minimum hourly rate prescribed by any applicable federal or state law or regulation.

          5.16 NOTICE: Give the Bank prompt written notice of any and all (i) Events of Default; (ii) litigation, arbitration or administrative proceedings to which the Borrower is a party and in which the claim or liability exceeds $1,000,000; and (iii) other matters, other than matters of a general economic nature (other than those matters relating primarily to the Borrower or the industries in which the Borrower conducts its businesses) which have resulted in, or could reasonably be expected to, result in a material adverse change in the financial condition or business operations of the Borrower.

          5.17 CONSOLIDATED OPERATING LOSS: Not incur for any two consecutive quarters a cumulative Consolidated Operating Loss in excess of $10,000,000.00.

          5.18  Environmental Compliance.  The Borrower shall:

               (a) Implement and comply in all material respects with all applicable federal, state and local laws, ordinances, statutes and regulations with respect to hazardous or toxic wastes, substances or related materials, industrial hygiene or to environmental conditions.

               (b) Own, use, generate, manufacture, store, handle, treat, release or dispose of any hazardous or toxic wastes, substances or related materials, only if such ownership or use would not result in a material adverse change in the Borrower's financial condition, operations or assets.

               (c) Give prompt written notice of any discovery of or suit, proceeding, claim, dispute, threat, inquiry or filing respecting hazardous or toxic wastes, substances or related materials.

               (d) At all times indemnify and hold harmless Bank from and against any and all liability arising out of the use, generation, manufacture, storage, handling, treatment, disposal or presence of hazardous or toxic wastes, substances or related materials, other than liability arising out of the Bank's gross negligence or willful misconduct.

                                    SECTION 6

                                EVENTS OF DEFAULT

          Any one or more of the following described events shall constitute an event of default (an "Event of Default") under this Agreement:

          6.01 NON-PAYMENT: The Borrower shall fail to pay any Obligations within 10 days of when due.

          6.02 PERFORMANCE UNDER THIS AND OTHER AGREEMENTS: The Borrower shall fail in any material respect to perform or observe any term, covenant or agreement contained in this Agreement or in any document, instrument or agreement evidencing or relating to any Indebtedness of the Borrower, other than immaterial Indebtedness described in clause (ii) of Section 1.01(h) (whether such Indebtedness is owed to the Bank or to third persons if such failure would permit such third persons to accelerate the Indebtedness), and any such failure (exclusive of the payment of money to the Bank under this Agreement or under any other instrument, document or agreement, which failure shall constitute and be an immediate Event of Default if not paid when due or when demanded to be due, but after giving effect to any grace period therefore) shall continue for more than 30 days after written notice from the Bank to the Borrower of the existence and character of such Event of Default.

          6.03 REPRESENTATIONS AND WARRANTIES; FINANCIAL STATEMENTS: Any representation or warranty made by the Borrower under or in connection with this Agreement or any financial statement given by the Borrower or any guarantor shall prove to have been incorrect in any material respect when made or given or when deemed to have been made or given.

          6.04 INSOLVENCY: The Borrower shall: (i) become insolvent or be unable to pay its debts as they mature; (ii) make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties and assets; (iii) file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors;
(iv) file an answer admitting the material allegations of an involuntary petition relating to bankruptcy or reorganization or join in any such petition;
(v) become or be adjudicated a bankrupt; (vi) apply for or consent to the appointment of, or consent that an order be made, appointing any receiver, custodian or trustee, for itself or any of its properties, assets or businesses; or (vii) any receiver, custodian or trustee shall have been appointed for all or substantial part of its properties, assets or businesses and shall not be discharged within 60 days after the date of such appointment.

          6.05 EXECUTION: Any writ of execution or attachment or any judgment lien which individually exceeds $2,000,000 or which, in the aggregate, exceeds $5,000,000.00 shall be issued against any property of the Borrower and shall not be discharged or bonded against or released within 60 days after the issuance or attachment of such writ or lien.

          6.06 SUSPENSION: The Borrower shall voluntarily suspend the transaction of business or allow to be suspended, terminated, revoked or expired any permit, license or approval of any governmental body materially necessary to conduct the Borrower's business as now conducted.

           6.07 CHANGE IN OWNERSHIP: There shall occur a sale, transfer, disposition or encumbrance (whether voluntary or involuntary to), or an agreement shall be entered into to do so with, any Person or group of Persons (as such terms are defined pursuant to Federal securities laws) with respect to more than 20% of the issued and outstanding capital stock of the Borrower and, as a result thereof, such Person or group of Persons has the ability to direct or cause the direction of the management and policies of the Borrower.

                                    SECTION 7

                               REMEDIES ON DEFAULT

          Upon the occurrence and during the continuation of any Event of Default, the Bank may, at its sole and absolute election, without demand and only upon such notice as may be required by law:

          7.01 ACCELERATION: Declare any or all of the Borrower's Indebtedness owing to the Bank, whether under this Agreement or any other document, instrument or agreement, immediately due and payable, whether or not otherwise due and payable.

          7.02 CEASE EXTENDING CREDIT: Cease extending credit to or for the account of the Borrower under this Agreement or under any other agreement now existing or hereafter entered into between the Borrower and the Bank.

          7.03 TERMINATION: Terminate this Agreement as to any future obligation of the Bank without affecting the Borrower's Obligations to the Bank or the Bank's rights and remedies under this Agreement or under any other document, instrument or agreement.

          7.04 NON-EXCLUSIVITY OF REMEDIES: Exercise one or more of the Bank's rights set forth herein or seek such other rights or pursue such other remedies as may be provided by law, in equity or in any other agreement now existing or hereafter entered into between the Borrower and the Bank, or otherwise.


                                    SECTION 8

                                  MISCELLANEOUS

          8.01 DEFAULT INTEREST RATE: The Borrower shall pay the Bank interest on any indebtedness or amount payable under this Agreement, from the date that such indebtedness or amount became due or was demanded to be due until paid in full, at a rate which is 3% in excess of the Variable Rate otherwise provided under this Agreement.

          8.02 RELIANCE: Each warranty, representation, covenant, obligation and agreement contained in this Agreement shall be conclusively presumed to have been relied upon by the Bank regardless of any investigation made or information possessed by the Bank and shall be cumulative and in addition to any other warranties, representations, covenants and agreements which the Borrower now or hereafter shall give, or cause to be given, to the Bank in writing, other than those implied hereunder.

          8.03 ATTORNEYS' FEES: In the event of any action in relation to this Agreement or any document, instrument or agreement executed with respect to, evidencing or securing the Obligations, the prevailing party, in addition to all other sums to which it may be entitled, shall be entitled to reasonable attorneys' fees.

           8.04 NOTICES: All notices, payments, requests, information and demands which either party hereto may desire, or may be required to give or make to the other party hereto, shall be given or made to such party by hand delivery or through deposit in the United States mail, postage prepaid, or by telecopier addressed as set forth below or to such other address as may be specified from time to time in writing by either party to the other.

TO THE BORROWER:                             TO THE BANK:

INTERNATIONAL RECTIFIER CORPORATION          SANWA BANK CALIFORNIA
233 Kansas Street                            9000 East Valley Blvd.
El Segundo, CA 90245                         Rosemead, CA 91770

Attn: Treasury Department                    Attn: David Carr
                                                   Vice President
Telecopier No. (310) 640-6575                Telecopier No. (818) 312-5751

          8.05 WAIVER. Neither the failure nor delay by the Bank in exercising any right hereunder or under any document, instrument or agreement mentioned herein shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any other document, instrument or agreement mentioned herein preclude other or further exercise thereof or the exercise of any other right; nor shall any waiver of any right or default hereunder, or under any other document, instrument or agreement mentioned herein, constitute a waiver of any other right or default or constitute a waiver of any other default of the same or any other term or provision.

          8.06 CONFLICTING PROVISIONS: To the extent the provisions contained in this Agreement are inconsistent with those contained in any other document, instrument or agreement executed pursuant hereto, the terms and provisions contained herein shall control. Otherwise, such provisions shall be considered cumulative.

          8.07 BINDING EFFECT; ASSIGNMENT: This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank. The Bank may sell, assign or grant participations in amounts of $5,000,000 or greater, in all or any portion of its rights and benefits hereunder, provided, however, that Bank will not make any assignment without the Borrower's prior written consent that would be (i) not to any Federal Reserve Bank as collateral (ii) to more than one bank or a syndication of banks, or (iii) to any assignee in the semi-conductor industry. The Borrower agrees that, in connection with any such sale, grant or assignment, the Bank may deliver to the prospective buyer, participant or assignee financial statements and other relevant information relating to the Borrower if such third party agrees in writing to abide by the confidentiality provisions of Section 8.12 hereof.

          8.08 JURISDICTION: This Agreement, and any documents, instruments or agreements mentioned or referred to herein shall be governed by and construed according to the laws of the State of California, to the jurisdiction of whose courts the parties hereby submit.

          8.09 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER AND THE BANK EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          8.10 HEADINGS: The headings herein set forth are solely for the purpose of identification and have no legal significance.

           8.11 ENTIRE AGREEMENT: This Agreement and all documents, instruments and agreements mentioned herein constitute the entire and complete understanding of the parties with respect to the transactions contemplated hereunder. All previous conversations, memoranda and writings between the parties pertaining to the transactions contemplated hereunder not incorporated or referenced in this Agreement or in such documents, instruments and agreements are superseded hereby.

          8.12 CONFIDENTIALITY: The Bank shall, and shall cause its officers, employees, directors, agents, legal counsel and other professional advisors to, hold all non-public information obtained pursuant to this Agreement in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices. The Bank shall use its best efforts to notify the Borrower prior to any disclosure of any such non-public information, unless prohibited by applicable law, rule, regulation or order.

          8.13 IMMATERIALITY: Notwithstanding anything herein to the contrary, any breach of any representations and warranties contained in Section 4 hereof or the covenants in Sections 5.01, 5.03, 5.04, 5.11, 5.12 or 5.18 shall not be deemed to be an Event of Default or prohibit any extension of credit hereunder if, in the aggregate, such defaults could not reasonably be expected to have a material adverse effect on the Borrower's financial condition, operations or assets.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first hereinabove written.

BANK:                                       BORROWER:

SANWA BANK CALIFORNIA                       INTERNATIONAL RECTIFIER CORPORATION

By: /s/ David Carr   /s/ Janice Upton       By: /s/ Michael P. McGee
   -------------------------------------       -----------------------------
Name:    David Carr       Janice Upton      Name:  Michael P. McGee
     -----------------------------------         ---------------------------
Title:   Vice President   Vice President    Title: Vice President & CFO
      ----------------------------------          ------------------------

                                    ATTEST: By:___________________________

                                            Name:_________________________

                                            Title:________________________